                                                                    SCHEDULE 2.1

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                                   COMMITMENTS
                                   -----------

                           Term Loan                   Revolving Loan
      Lender              Commitment                    Commitment
      ------              ----------                    ----------


Goldman Sachs
Credit Partners
L.P.                    $62,500,000                        $0

Union Bank of
California, N.A.        $12,500,000                    $50,000,000


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